Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

January 2011 Performance Update

The Frontier Fund Supplement Dated January 31, 2011 to Prospectus Dated April 30, 2010 and the Supplement to the Prospectus Dated January 28, 2011.

The Frontier Fund Class 2 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

January performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	January 31, 2011	January 31, 2011	NAV /Unit
	MTD	YTD
Balanced Series-2	4.40%	4.40%	$166.47
Balanced Series-2a	4.32%	4.32%	$139.43
Campbell/Graham/Tiverton Series-2	1.18%	1.18%	$133.28
Currency Series-2	-1.06%	-1.06%	$94.42
Long/Short Commodity Series-2	7.36%	7.36%	$164.55
Winton/Graham Series-2	-0.19%	-0.19%	$143.76
Winton Series-2	0.09%	0.09%	$154.13
Long Only Commodity Series-2	1.64%	1.64%	$105.42
Managed Futures Index Series-2	-1.29%	-1.29%	$128.02

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of January 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period

INCOME

Realized trading gain/(loss)			$(714,235.87)
Unrealized trading gain/(loss)			4,937,724.79
Less: commissions			(94,771.52)
Less: FCM fees			(29,443.80)
Foreign currency gain/(loss)			(10,621.97)
Interest income			292.31

Total Income			4,088,943.94

EXPENSES

Management fees			44,763.31
Incentive fees			686,252.10

Total Expenses			731,015.41

Net Income (Loss)			$3,357,928.53

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	481,109.56822	$76,715,727.56	159.46
Current month additions	24.97758	4,033.66
Current month redemptions	(4,100.17956)	(667,168.14)
Net Income (loss) for current month		3,357,928.53

Net Asset Value, end of current month	477,034.36624	$79,410,521.61	166.47

	Monthly rate of return		4.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(33,369.88)
Unrealized trading gain/(loss)			230,349.02
Less: commissions			(4,422.47)
Less: FCM fees			(1,373.72)
Foreign currency gain/(loss)			(493.28)
Interest income			3,723.12

Total Income			194,412.79

EXPENSES

Trading Fee			6,353.32
Management fees			2,089.10
Incentive fees			32,029.11

Total Expenses			40,471.53

Net Income (Loss)			$153,941.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,653.39027	$3,562,374.36	133.66
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		153,941.26

Net Asset Value, end of current month	26,653.39027	$3,716,315.62	139.43

	Monthly rate of return		4.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$147,841.85
Unrealized trading gain/(loss)			18,451.85
Less: commissions			(10,183.24)
Less: FCM fees			(3,514.66)
Foreign currency gain/(loss)			1,942.10
Interest income			635.60

Total Income			155,173.50

EXPENSES

Management fees			25,560.07
Incentive fees			31,413.19

Total Expenses			56,973.26

Net Income (Loss)			$98,200.24

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	63,664.21935	$8,386,332.39	131.73
Current month additions	—	—
Current month redemptions	(1,206.01873)	(160,042.97)
Net Income (loss) for current month		98,200.24

Net Asset Value, end of current month	62,458.20062	$8,324,489.66	133.28

	Monthly rate of return		1.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,398.89
Unrealized trading gain/(loss)			(137,586.43)
Net change in inter-series payables			135,579.66
Less: FCM fees			(5,659.50)
Interest income			7,728.06

Total Income			1,460.68

EXPENSES

Management fees			9,462.39
Incentive fees			—

Total Expenses			9,462.39

Net Income (Loss)			$(8,001.71)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	7,937.82594	$757,518.09	95.43
Current month additions	—	—
Current month redemptions	(107.96559)	(10,205.84)
Net Income (loss) for current month		(8,001.71)

Net Asset Value, end of current month	7,829.86035	$739,310.54	94.42

	Monthly rate of return		-1.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(451,228.47)
Unrealized trading gain/(loss)			1,882,561.93
Less: commissions			(14,249.60)
Less: FCM fees			(6,762.43)
Foreign currency gain/(loss)			(328.39)
Interest income			20,734.50

Total Income			1,430,727.54

EXPENSES

Management fees			66,798.40
Incentive fees			217,522.29

Total Expenses			284,320.69

Net Income (Loss)			$1,146,406.85

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	101,687.45880	$15,584,978.00	153.26
Current month additions	—	—
Current month redemptions	(787.03668)	(128,147.16)
Net Income (loss) for current month		1,146,406.85

Net Asset Value, end of current month	100,900.42212	$16,603,237.69	164.55

	Monthly rate of return		7.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$110,006.29
Unrealized trading gain/(loss)			(97,293.78)
Less: commissions			(5,924.27)
Less: FCM fees			(4,850.36)
Foreign currency gain/(loss)			911.67
Interest income			5,108.89

Total Income			7,958.44

EXPENSES

Management fees			30,849.83
Incentive fees			7.54

Total Expenses			30,857.37

Net Income (Loss)			$(22,898.93)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	80,620.20658	$11,612,191.47	144.04
Current month additions	—	—
Current month redemptions	(157.24853)	(22,261.41)
Net Income (loss) for current month		(22,898.93)

Net Asset Value, end of current month	80,462.95805	$11,567,031.13	143.76

	Monthly rate of return		-0.20%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$73,367.02
Unrealized trading gain/(loss)			(43,293.08)
Less: commissions			(792.54)
Less: FCM fees			(4,742.83)
Foreign currency gain/(loss)			(267.18)
Interest income			7,245.93

Total Income			31,517.32

EXPENSES

Management fees			21,255.13
Incentive fees			(0.55)
Total Expenses			21,254.58

Net Income (Loss)			$10,262.74

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,826.92782	$11,368,455.68	153.99
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		10,262.74

Net Asset Value, end of current month	73,826.92782	$11,378,718.42	154.13

	Monthly rate of return		0.09%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period

INCOME

Realized trading gain/(loss)			$13,400.01
Unrealized trading gain/(loss)			215.56
Less: commissions			—
Less: FCM fees			(348.41)
Foreign currency gain/(loss)			—
Interest income			1,435.25

Total Income			14,702.41

EXPENSES

Management fees			945.33
Incentive fees			—

Total Expenses			945.33

Net Income (Loss)			$13,757.08

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,140.62682	$844,277.57	103.71
Current month additions	—	—
Current month redemptions	(429.39826)	(45,152.51)
Net Income (loss) for current month		13,757.08

Net Asset Value, end of current month	7,711.22856	$812,882.14	105.42

	Monthly rate of return		1.64%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

January 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(75,184.13)
Unrealized trading gain/(loss)			29,868.70
Less: commissions			(1,031.38)
Less: FCM fees			(1,560.19)
Foreign currency gain/(loss)			(24.05)
Interest income			6,044.58

Total Income			(41,886.47)

EXPENSES

Management fees			6,674.14
Incentive fees			—

Total Expenses			6,674.14

Net Income (Loss)			$(48,560.61)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	29,083.97354	$3,772,011.23	129.69
Current month additions	—	—
Current month redemptions	(602.32690)	(77,112.38)
Net Income (loss) for current month		(48,560.61)

Net Asset Value, end of current month	28,481.64664	$3,646,338.24	128.02

	Monthly rate of return		-1.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 2